NEWS RELEASE

Contact: Alliance Data

Ed Heffernan Analysts/Investors 972.348.5196 Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media 972.348.4310 Shelley.whiddon@alliancedata.com

ALLIANCE DATA SIGNS NEW AND RENEWED AGREEMENTS WITH LEADING HOME FURNISHINGS RETAILER

DALLAS, Texas, Sept. 6, 2007 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that it has signed agreements with Williams-Sonoma, Inc. to launch a private label credit program for the West Elm brand and continue providing private label credit card services for the Pottery Barn brands. West Elm offers modern, high-quality furniture and home accessories for the design-savvy customer through its 25 retail locations, catalog and e-commerce website. The Pottery Barn brands, which include Pottery Barn, Pottery Barn Kids and PBteen, are the nation’s leading multi-channel retailers of home furnishings, operating 190 Pottery Barn and 91 Pottery Barns Kids retail locations, as well as catalogs and e-commerce websites in all three brands. Williams-Sonoma, Inc.’s annual revenues exceed $3.7 billion.

Under the terms of the agreements, Alliance Data will provide the following services for West Elm and Pottery Barn’s multi-channel businesses: account acquisition and activation, receivables funding and credit risk management, credit authorization, card issuance, statement generation, remittance processing, and customer service functions associated with the card programs. The card programs also include rewards for cardholders in the form of rebates or account activation incentives for customers opening new accounts. Additional marketing and loyalty services tied to the card programs include special offers and retention-focused mailings.

“Alliance Data’s data-driven private label credit card program has been a valuable tool in helping us attract and cultivate loyal Pottery Barn customers,” said Pat Connolly, executive vice president and chief marketing officer, Williams-Sonoma, Inc. “With the success we have seen with our Pottery Barn card program, we were also excited to partner with Alliance Data in launching this new card program for our West Elm brand. Through these card programs, we are strengthening the relationship we have with our customers, offering unique features tied to a convenient payment vehicle, and enhancing our customers’ experience with our brands.”

“We are pleased to both extend this relationship with Pottery Barn and now expand the relationship to include the West Elm brand,” said Ivan Szeftel, president of Retail Services for Alliance Data. “Alliance Data’s strategic approach to driving long-term customer loyalty, along with our suite of robust credit and marketing tools, should further enhance customers’ experience with the Pottery Barn and West Elm brands. Alliance Data is pleased to play an important role in supporting Williams-Sonoma, Inc.’s growth goals, and we appreciate the opportunity to provide services and value for their multi-channel business.”

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction  will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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